UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2012, Kraft Foods Inc. settled our previously announced private offers to exchange our 6.500% Notes due 2040, 6.875% Notes due 2039, 6.875% Notes due 2038, 7.000% Notes due 2037, 6.500% Notes due 2031, 5.375% Notes due 2020, 6.125% Notes due August 2018 and 6.125% Notes due February 2018 for up to $3.6 billion aggregate principal amount of new 6.500% Notes due 2040, 6.875% Notes due 2039, 5.375% Notes due 2020 and 6.125% Notes due 2018 to be issued by our wholly owned subsidiary, Kraft Foods Group, Inc., and, as applicable, cash (the “Exchange Offers”).

In connection with the Exchange Offers, Kraft Foods Group issued $787,483,000 principal amount of its 6.500% Notes due 2040, $877,860,000 principal amount of its 6.875% Notes due 2039, $900,000,000 principal amount of its 5.375% Notes due 2020 and $1,034,657,000 principal amount of its 6.125% Notes due 2018 (collectively, the “Notes”). The Notes are senior unsecured obligations of Kraft Foods Group and rank equally in right of payment with all of Kraft Foods Group’s existing and future senior unsecured indebtedness, and are initially guaranteed by us, which guarantee ranks equally in right of payment with all of our existing and future senior unsecured indebtedness. Upon the consummation of our previously announced proposed spin-off of our North American grocery business to our shareholders, our guarantee will automatically terminate, and we will automatically be released from our obligations under the Notes.

In connection with the issuance of the Notes, we and Kraft Foods Group entered into a supplemental indenture no. 2, dated July 18, 2012, to the base indenture dated June 4, 2012, with Deutsche Bank Trust Company Americas, as trustee. The Notes are subject to certain customary covenants, including limitations on Kraft Foods Group’s ability, with significant exceptions (i) to incur debt secured by liens above a certain threshold, (ii) to engage in certain sale and leaseback transactions above a certain threshold and (iii) to consolidate, merge, convey or transfer its assets substantially as an entirety.

In addition, we and Kraft Foods Group also entered into a Registration Rights Agreement dated as of July 18, 2012, with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc., which sets forth our obligations to register the Notes under the Securities Act of 1933, as amended, within 365 days of July 18, 2012. A copy of the supplemental indenture no. 2 and the form of global Note for each series of Notes is filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report and are incorporated herein by reference.

In connection with the Exchange Offers and the issuance of the Notes, Kraft Foods Group, on July 18, 2012, effected a mandatory $2.6 billion aggregate reduction of the unused commitments under its 364-day revolving credit agreement dated as of March 8, 2012 with us, as guarantor, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co-administrative agents, and the lenders and other agents party thereto. After giving effect to this reduction, Kraft Foods Group has $1.4 billion of borrowing capacity under its 364-day revolving credit agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2012, our Board of Directors approved an amendment to the Kraft Foods Inc. Change in Control Plan for Key Executives to eliminate the excise tax gross up provision for all participants effective January 1, 2013. In addition, the Board amended the definition of eligible participants under the plan to include any individual serving as Kraft Foods’ Chairman and/or Chief Executive Officer, his or her direct reports or regional Presidents and any additional individuals designated by our Human Resources and Compensation Committee. The amended plan will become effective upon our previously announced proposed spin-off of our North American grocery business.

The foregoing description of the Amended Kraft Foods Inc. Change in Control Plan for Key Executives is qualified in its entirety by reference to the complete terms and conditions of the plan, which we will file with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Supplemental Indenture No. 2, dated July 18, 2012, between Kraft Foods Group, Inc., Kraft Foods Inc. and Deutsche Bank Trust Company Americas.
4.2	Form of 6.500% Note due 2040 (incorporated by reference to Exhibit 4.1 hereto).
4.3	Form of 6.875% Note due 2039 (incorporated by reference to Exhibit 4.1 hereto).
4.4	Form of 5.375% Note due 2020 (incorporated by reference to Exhibit 4.1 hereto).
4.5	Form of 6.125% Note due 2018 (incorporated by reference to Exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2012	KRAFT FOODS INC.

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary